EXHIBIT 10.4

               LABORATORY CORPORATION OF AMERICA HOLDINGS
                 MASTER SENIOR EXECUTIVE SEVERANCE PLAN
                        (Effective April 17, 1996)


                                 PURPOSE

The purpose of this Laboratory Corporation of America Holdings Master Senior Executive Severance Plan (the "Plan") is to provide severance benefits for a select group of management employees. The Plan is not intended to duplicate severance benefits provided to certain employees who have entered into individual agreements relating to employment or the termination thereof.


                                ARTICLE I
                               DEFINITIONS

When used in this Plan and initially capitalized, the following words and phrases shall have the following meanings unless the context clearly requires otherwise:

1.1 "Base Salary" shall mean, as to any Covered Employee for any period, his annual base salary rate, as of his Qualifying Termination, which is paid to him by the Company during his employment for such period, before reduction because of an election between benefits or cash provided under a plan of the Company maintained pursuant to Section 125 or 401(k) of the Internal Revenue Code of 1986, as amended, and before reduction for any other amounts contributed to any other employee benefit plan.

1.2 "Cause" shall mean, as to any Covered Employee, that such Covered Employee shall have committed prior to his termination of employment with the Company any of the following acts:

      (a) an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with his duties or in the course of his employment with the Company;

      (b) the conviction of or entering of a plea of nolo contendere to a felony;

      (c)   alcohol intoxication on the job or current illegal drug use;

      (d)   intentional wrongful damage to tangible assets of the Company;

      (e) intentional wrongful disclosure of material confidential information of the Company and/or materially breaching the noncompetition or confidentiality provisions of the Company's Employment Agreement and Confidentiality Statement or any other noncompetition or confidentiality provisions covering the activities of such employee;

      (f) knowing and intentional breach of any employment policy of the Company; or

      (g) gross neglect or misconduct, disloyalty, dishonesty, or breach of trust in the performance of the Covered Employee's duties that is not corrected to the Board's satisfaction within 30 days of the Covered Employee receiving notice thereof.

1.3   "Change in Control" shall mean an event of a nature that:

      (a) any "person" (as the term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("the Exchange Act")) who is not now presently but becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the Company's outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company, or by Roche; or

      (b) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the Incumbent Board, shall be for purposes of this clause (b), considered as though he or she were a member of the Incumbent Board; or

      (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity, except if such plan, merger, consolidation, sale or similar transaction is with Roche; or

      (d) a proxy statement soliciting proxies from shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations, except Roche, as a result of which the outstanding shares of the class of securities not issued by the Company shall be distributed.

1.4 "Company" shall mean Laboratory Corporation of America Holdings and any successor corporation.

1.5 "Covered Employee" shall mean an employee described in Article II of the Plan.

1.6 "Designated Group" shall mean any one of the groups of employees designated as such on Schedule 1 attached hereto.

1.7   "Effective Date" shall mean April 17, 1996.

1.8   "Employer" shall mean the Company.

1.9   "Good Reason" shall mean:

      (a) a reduction in base salary or targeted bonus as a percent of base salary without the consent of the employee;

      (b) relocation to an office location more than 75 miles from the employee's current office without the consent of the employee; or

      (c) a substantial reduction in job responsibilities and duties or transfer to another job without the consent of the employee.

Notwithstanding the foregoing, "Good Reason" shall not include a reduction in base salary or target bonus of the Covered Employee where such reduction is pursuant to a Company-wide reduction of base salaries and/or target bonuses.

1.10 "Plan" shall mean the Laboratory Corporation of America Holdings Master Senior Executive Severance Plan, as the same may hereafter be amended from time to time.

1.11   "Qualifying Termination" shall mean:

      (a)   involuntary termination without Cause;

      (b) voluntary termination with Good Reason; however, notwithstanding the foregoing, the voluntary termination by the Covered Employee must occur within 90 days after the occurrence of the Good Reason, otherwise, such termination shall be considered voluntary termination without Good Reason and not a Qualifying Termination; or,

      (c) Involuntary termination without Cause or Voluntary Termination with Good Reason within 36 months following a Change in Control.

Notwithstanding the foregoing, "Qualifying Termination" shall not mean any termination of an employee's employment with the Company by reason of death, disability, or retirement of the employee.

1.12 "Roche" shall mean Roche Holding Ltd. and any successor corporation, and any company owned or controlled by Roche Holding Ltd. or its successor.

1.13 "Severance Pay" shall mean the sum payable as set forth in Section 3.1 of the Plan.

1.14 "Target Bonus" shall mean the mathematical product of multiplying a Covered Employee's Base Salary by the percentage established as such Covered Employee's target bonus factor under the annual incentive plan for the period as of his Qualifying Termination. Other cash payments or target incentives from long-term or synergy-related incentives shall not be included in the Target Bonus.

1.15 "Term" shall mean the period commencing on the Effective Date and ending at the time determined in accordance with Section 7.2.


                                ARTICLE II
                             COVERED EMPLOYEES

2.1 Status as a Covered Employee. Any management employee of the Company designated by the Board to participate in the Plan and who is at the time of a Qualifying Termination such a designated employee shall be eligible to receive the benefits described in the Plan. As of the Effective Date, those employees so designated by the Board are as set forth on the attached
Schedule 1.


                               ARTICLE III
                              SEVERANCE PAY

3.1 Amount of Severance. Subject to Sections 3.2 and 3.3, upon the occurrence of a Qualifying Termination and the execution by the employee of a Special Severance Agreement in substantially the form attached as Exhibit A, which will contain, among other things, noncompetition, nonsolicitation, duty of loyalty, confidentiality, and release provisions that shall apply to each severance arrangement during, and in certain instances after, the time when any severance payments are being made to each employee, the Company shall pay Severance Pay to a Covered Employee in an amount equal to the mathematical product of multiplying the factor shown on Schedule 1 for the Designated Group to which the employee belongs at the time of termination, times such employee's Base Salary, plus Target Bonus. Additionally, such Covered Employee shall be entitled, for up to six months following a Qualifying Termination, to payment by the Company of the Applicable Premium for the continuation of those health benefits for which he or she qualified at the time of the Qualifying Termination, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

3.2   Effect on Other Benefit Programs.

      (a) The Severance Pay provided for hereunder is not intended to duplicate any payments to which a Covered Employee would otherwise be entitled under any individual agreement relating to employment (or the termination thereof) with the Company. Accordingly, no Severance Payment shall be payable under the Plan to any employee of the Company who is a party to such an agreement, unless such employee expressly waives his right to receive all payments and all other benefits thereunder and expressly elects to receive Severance Payments pursuant to this Plan in lieu of any payment and other consideration that would otherwise be provided to him pursuant to any such agreement.

      (b) By the acceptance of any Severance Pay under the Plan, a Covered Employee shall be deemed to waive, release, and forever discharge any and all claims to the payment of any severance benefit under any severance plan or program of the Company other than the Plan or Agreement.

3.3 Limitation on Amount of Severance Pay. Notwithstanding any other provision of this Plan, the total of the Severance Pay plus the Applicable Premiums to be paid to or on behalf of a Covered Employee shall not exceed three times the Covered Employee's Annual Compensation during the year immediately preceding his termination of service. "Annual Compensation" means the total of all compensation, including wages, salary, and any other benefit of monetary value, whether paid in the form of cash or otherwise, that was paid as consideration for the employee's service during the year or that would have been so paid at the employee's usual rate of compensation if the employee had worked a full year.

3.4 No Duty to Mitigate. A Covered Employee shall not be required by reason of the Plan to mitigate damages or the amount of his Severance Pay under the Plan by seeking other employment or otherwise, nor shall the amount of such payments be reduced or adjusted by compensation earned by the Covered Employee as a result of employment after his Qualifying Termination.


                                ARTICLE IV
                          CESSATION OF BENEFITS

4.1 Reemployment With the Company. If an employee already has received benefits under the Plan, a Covered Employee who recommences employment with the Company shall not be entitled to any further benefits under the Plan.

4.2 Breach of the Special Severance Agreement. If an employee breaches any material term of the Special Severance Agreement, he or she shall be entitled to no further benefits under the Plan. For purposes of this section, any violation of the confidentiality, noncompetition, nonsolicitation, release, or duty of loyalty provisions shall be considered "material."


                                ARTICLE V
                      DISTRIBUTION OF CASH PAYMENTS

5.1 Severance Pay. The Company shall pay the Covered Employee the amount to which he or she is entitled under Section 3.1 as follows: (a) 50 percent of the total Severance Pay due, less statutory deductions, shall be paid within 30 days following the execution of a Special Severance Agreement; and (b) the remaining 50 percent of Severance Pay, less statutory deductions, shall be paid within 30 days following the one-year anniversary of the execution of the Special Severance Agreement, but only if the employee has complied in all material respects with the terms and conditions of the Special Severance Agreement. Notwithstanding the foregoing, all payments due hereunder shall be completed within 24 months of the termination of the Covered Employee's employment, but payments shall be due hereunder only if the employee has complied in all material respects with the terms and conditions of the Special Severance Agreement.


                                ARTICLE VI
                          ADMINISTRATION OF PLAN

6.1 In General: Delegation. The Plan shall be administered by the Board. The Board shall have sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of employees or other persons, to resolve questions or disputes arising under the Plan, and to make any determinations with respect to the benefits payable hereunder and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Board is hereby granted the authority (i) to determine whether a particular termination of employment constitutes a "Qualifying Termination," and (ii) to determine whether a particular employee is a "Covered Employee" under the Plan.

The Board may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval, and payment of Severance Pay to a named administrator or administrators. The Board's determination of the rights of any employee hereunder shall be final and binding on all persons.

6.2 Regulations. The Board may promulgate any rules and regulations that it deems necessary to carry out the purposes of this Plan, or to interpret the terms and conditions of the Plan; provided, however, that no rule, regulation, or interpretation shall be contrary to the provisions of the Plan. The rules, regulations, and interpretations made by the Board, and any determination of entitlement to benefits hereunder, shall be final and binding on any employee or former employee of the Company.

6.3 Claims for Benefits and Review of Denials. A terminating Covered Employee will be considered for benefits under the Plan automatically. Any other employee of the Company who believes he is entitled to a benefit under the Plan may make a claim for such benefit by submitting a written statement to the Board of Directors setting forth the benefit to which the claimant deems himself entitled, and the factual basis for his claim.

The Board of Directors or its delegate (hereinafter "Board of Directors") will make a determination of whether an employee recognized by the Board of Directors as a Covered Employee is entitled to benefits under this Plan no later than the day prior to the date of such employee's termination. The Board of Directors will act on any other application (including a claim of status as a Covered Employee made as part of a claim for benefits) or make any other determination it is requested to make under the Plan and will inform the employee of its decision within 30 days of the date the application or request is made, unless a longer time is required by special circumstances, in which event the claimant will be notified in writing of the special circumstances and of the expected decision date. The determination will be made no later than 90 days after the date the application or request is received. If the determination is a denial of a claim, the Board of Directors will notify the claimant in writing of the denial, setting forth the specific reasons for the denial and referring specifically to the Plan provisions on which the denial is based. The notice also will contain a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary. The notice will provide appropriate information to the claimant on steps to appeal the denial. The claimant will have 60 days from the date of the notice to request review of the decision by the Board of Directors and may review pertinent documents and submit any additional information along with the request for review that he or she deems pertinent. A decision on review will be made within 60 days of receipt of the request for review, except that the time for rendering the decision may be extended to 120 days when special circumstances make it necessary to do so, in which event the claimant will be notified in writing of the extension, informed of the special circumstances, and informed of an expected decision date. The decision on review, if it is a denial of the claim, will be in writing, will specify the provisions of the Plan on which it is based, and will set forth specific reasons for the denial.


                               ARTICLE VII
                     AMENDMENT OR TERMINATION OF PLAN

7.1 Right to Amend or Terminate. The Company reserves the right to alter, amend, or terminate the Plan at any time. Any change in the terms of the Plan (including termination of the Plan) that results from the exercise of the Company's right to alter, amend, or terminate the Plan may be applicable to active and/or former employees, including employees who separated from service prior to the date on which the Company exercises its power to alter, amend, or terminate the Plan, provided, however, that no such change in the terms of the Plan will affect the amount of any benefit that was paid prior to the date on which such change is adopted, or any benefit promised in a Special Severance Agreement that was fully executed prior to the date on which such change is adopted. Only the Board of Directors may exercise the Company's reserved rights under this paragraph. No officer, employee, or representative of the Company has the authority to promise or represent that anyone's coverage and/or benefit under the Plan is or will be exempt from the Company's reserved right to alter, amend, or terminate the Plan at any time, unless such promise or representation is in writing and signed by hand by the President of the Company. Notwithstanding the foregoing, the Plan and a Covered Employee's participation in the Plan shall not be terminated for 36 months following a Change in Control.

7.2 Termination. This Plan shall continue in force until such time as the Board shall terminate the Plan. Notwithstanding the foregoing, the Plan and a Covered Employee's participation in the Plan shall not be terminated for 36 months following a Change in Control.


                              ARTICLE VIII
                           METHOD OF FUNDING

8.1 Plan is Not Funded. The Company shall pay benefits under the Plan from current operating funds. No property of the Company is or shall be, by reason of this Plan, held in trust for any employee of the Company, nor shall any person have any interest in or any lien or prior claim upon any property of the Company by reason of this Plan or the Company's obligations to make payments hereunder.

                                ARTICLE IX
                               MISCELLANEOUS

9.1 Limitation on Rights. Neither the establishment of the Plan nor participation herein shall give any employee the right to be retained in the service of the Company or any rights to any benefits whatsoever, except to the extent specifically set forth herein.

9.2 Headings. Headings of Articles and Sections in this instrument are for convenience only and do not constitute any party of the Plan.

9.3 Gender and Number. Unless the context clearly indicates otherwise, the masculine gender when used in the Plan shall include the feminine, and the singular number shall include the plural and the plural number the singular.

9.4 Tax Withholding. The Company may withhold from any amounts payable under this Plan all federal, state, city, or other taxes as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

9.5 Governing Law. The Plan shall be construed and governed in all respects in accordance with the internal substantive laws of the State of Delaware.

                                                                   Schedule 1 to
                                          Master Senior Executive Severance Plan



                         Designated Groups, Covered Employees,
                                and Benefit Levels



                                 Severance Benefit for   Severance Benefit for
                                   Change In Control      all other Qualifying
                                  Event as a Multiple      Terminations as a
Designated         Covered          of Base Salary      Multiple of Base Salary
  Group           Employees      Plus Target Bonus(1)     Plus Target Bonus(1)
-----------  ------------------  --------------------   -----------------------
President    President                    3X                      2X


Executive    All Executive Vice           3X                      2X
Vice         Presidents
Presidents


Senior       All Senior Vice              1X                      1X
Vice         Presidents
Presidents







---------------
  (1) Subject to the limitation contained in Section 3.3.